As filed with the Securities and Exchange Commission on March 6, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KOFAX LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15211 Laguna Canyon Road

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

Kofax Limited 2014 Employee Stock Purchase Plan

(Full title of the Plan)

Bradford Weller

Kofax Limited

15211 Laguna Canyon Road

Irvine, CA 92618

(Name and address of agent for service)

(949) 783-1000

(Telephone number, including area code, of agent for service)

With a copy to:

David S. Rosenthal, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

(212) 698-3500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares of Kofax Limited, par value $0.001 per share (“Common Shares”)	1,500,000	$6.80	$10,200,000	$1,185.24

(1)	Pursuant to Rules 416(a) and 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of Common Shares which become issuable under the Kofax Limited 2014 Employee Stock Purchase Plan (the “ESPP”) (i) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding shares of the Registrant, or (ii) by operation of the terms of the ESPP.
(2)	This includes 1,500,000 Common Shares being registered for issuance under the ESPP.
(3)	The registration fee was calculated in accordance with Rules 457(c) and 457(h) of the Securities Act on the basis of $6.80 per share, the average high and low prices of Common Shares as reported on the NASDAQ Global Select Market on March 3, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act, is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Kofax Limited (the “Registrant”) incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s annual report on Form 20-F dated September 2, 2014, which was filed with the Commission on September 2, 2014 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (Registration No. 001-36221), and which contains the Registrant’s audited financial statements for the fiscal year ended June 30, 2014.

(b)	The description of the Registrant’s Common Shares in the Registrant’s registration statement on Form 8-A, which was filed with the Commission on November 25, 2013 (Reg. No. 001-36221).

(c)	All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of Bermuda. Section 98 of the Bermuda Companies Act 1981 (the “Bermuda Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Bermuda Companies Act.

Section 98 of the Bermuda Companies Act further provides that a company may advance moneys to an officer (including a director) or auditor for the costs, charges and expenses incurred by the officer (including a director) or auditor in defending any civil or criminal proceedings against them, on condition that the officer (including a director) or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

The Registrant has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Registrant’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Registrant, against any of the Registrant’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer or any claims of violations of the Securities Act or the Exchange Act the waiver of which would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act.

Section 98A of the Bermuda Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to the Registrant of any subsidiary thereof, whether or not the Registrant may otherwise indemnify such officer or director. The Registrant has purchased and intends to maintain a directors’ and officers’ liability policy for such purpose.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits filed herewith are incorporated by reference as part of this Registration Statement:

*3.1	Memorandum of Association of Kofax Limited (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registrant’s registration statement on Form F-1, filed with the Commission on November 22, 2013 (File No. 333-191554)).

*3.2	Bye-Laws of Kofax Limited (incorporated by reference to Exhibit 3.2 toPre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on November 22, 2013 (File No. 33-191554)).

*4.1	Specimen certificate evidencing common shares (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 3 to the Registrant’s registration statement on Form F-1, filed with the Commission on November 22, 2013 (File No. 333-191554)).

**5.1	Opinion of Conyers Dill & Pearman Limited as to the legality of the securities being registered.

**23.1	Consent of Ernst & Young LLP.

**23.2	Consent of Conyers Dill & Pearman Limited (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

**24.1	Power of Attorney (included on the signature page of this Registration Statement).

**99.1	Kofax Limited 2014 Employee Stock Purchase Plan.

*	Previously filed and incorporated herein by reference.
**	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 6 day of March, 2015.

KOFAX LIMITED

By:	/s/ Reynolds C. Bish
Name:	Reynolds C. Bish
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reynolds C. Bish and James Arnold, Jr., and each or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Reynolds C. Bish Reynolds C. Bish	Chief Executive Officer and Director (principal executive officer)	March 6, 2015

/s/ James Arnold, Jr. James Arnold, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	March 6, 2015

/s/ Greg Lock Greg Lock	Non-Executive Chairman of the Board of Directors	March 6, 2015

/s/ William T. Comfort III William T. Comfort III	Director	March 6, 2015

/s/ Chris Conway Chris Conway	Director	March 6, 2015

/s/ Wade W. Loo Wade W. Loo	Director	March 6, 2015

/s/ Joe Rose Joe Rose	Director	March 6, 2015

/s/ James Urry James Urry	Director	March 6, 2015

/s/ Mark Wells Mark Wells	Director	March 6, 2015

EXHIBIT INDEX

Exhibit Number	Description

*3.1	Memorandum of Association of Kofax Limited (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registrant’s registration statement on Form F-1, filed with the Commission on November 22, 2013 (File No. 333-191554)).

*3.2	Bye-Laws of Kofax Limited (incorporated by reference to Exhibit 3.2 toPre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on November 22, 2013 (File No. 33-191554)).

*4.1	Specimen certificate evidencing common shares (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on November 22, 2013 (File No. 333-191554)).

**5.1	Opinion of Conyers Dill & Pearman Limited as to the legality of the securities being registered.

**23.1	Consent of Ernst & Young LLP.

**23.2	Consent of Conyers Dill & Pearman Limited (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

**24.1	Power of Attorney (included on the signature page of this Registration Statement).

**99.1	Kofax Limited 2014 Employee Stock Purchase Plan.

*	Previously filed and incorporated herein by reference.
**	Filed herewith.